UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 2, 2018

BEST BUY CO., INC.
(Exact name of registrant as specified in its charter)

Minnesota	1-9595	41-0907483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7601 Penn Avenue South
Richfield, Minnesota	55423
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612) 291-1000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On March 2, 2018, Hubert Joly, Chairman and Chief Executive Officer of Best Buy Co., Inc. (the "registrant" or the "Company"), adopted a written trading plan (the “Plan”) intended to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for trading up to 190,000 shares of the Company’s common stock. Following the sales anticipated under the Plan, Mr. Joly will continue to retain approximately 90% of his current holdings (including restricted stock units vesting and stock options exercisable within 60 days of the date hereof). Mr. Joly remains compliant with the Company’s Executive Stock Ownership Guidelines.

Mr. Joly’s Plan was adopted during a scheduled open trading window. The Plan was designed to comply with Rule 10b5-1 promulgated under the Exchange Act, which permits persons to enter into a pre-arranged plan for buying or selling Company stock at a time when such person is not in possession of material, nonpublic information about the Company. In accordance with Rule 10b5-1, Mr. Joly will have no discretion over sales under the Plan.

Transactions made under the Plan will be reported to the Securities and Exchange Commission in accordance with applicable securities laws, rules and regulations. Except as may be so required, the Company does not undertake any obligation to update or report any modification, termination or other activity under the Plan or any other plan that may be adopted by other officers or directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST BUY CO., INC.
(Registrant)

Date: March 6, 2018	By:	/s/ KEITH J. NELSEN
Keith J. Nelsen
General Counsel & Secretary

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